EXHIBIT 10.11
                   Employment Agreement with Donald E. Smith
                   -----------------------------------------



                              EMPLOYMENT AGREEMENT


  THIS AGREEMENT made this 8th day of August, 1997, by and between AVALON COMMUNITY SERVICES INC., 13401 Railway Drive, Oklahoma City, Oklahoma 73114 (the "Company") and Donald E. Smith, 6012 Morning Dove Lane, Edmond, Oklahoma 73003 (the "Employee") (collectively referred to sometimes as the parties).


  WHEREAS, the Company is engaged in the operation of private correctional facilities designed to provide correctional services to inmates referred by contracting agencies, pursuant to contractual arrangements;


  WHEREAS, the Company intends to pursue the ownership, operation and/or management of additional facilities in the future;


  WHEREAS, the Employee has served as the Chief Executive Officer of Avalon since 1992; and


  WHEREAS, the Parties desire to establish the terms and conditions under which the Company shall continue its relationship with the Employee, and their respective rights and obligations pursuant to such relationship.


  NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises contained herein and for other good and valuable consideration as set forth herein, the Parties hereto agree as follows:


  1. Employment. The Company will employ the Employee as Chief Executive Officer of the Company, with the duties and responsibilities as may be reasonably assigned to the Employee from time to time by the Board of Directors, as the same are defined in the Company's By-Laws to include, without limitation, total responsibility for the Company's overall management, direction and performance and the implementation of its business plan, as well as continued compliance with the Company's responsibilities and obligations as a public Company, to its shareholders and others. Additional duties in accordance with the By-Laws may be determined and defined by the Board of Directors. The Employee shall serve on the Company's Board of Directors and on any executive committee of the Board or similar committee having powers of the Board now in existence or hereinafter created. As used herein, the Company shall include each subsidiary of which the Employee may be elected as an officer or director. The Employee shall exert his best efforts in the performance of his duties as Chief Executive Officer, and as director and committee member, if so elected, so as to promote the Company's profit, benefit and advantage.


  2. Term. The initial term of the employment under this Agreement shall be for the period from the date of this Agreement through the third (3rd) anniversary of the date of this Agreement (the "Primary Term") and shall be renewed and extended for successive terms as determined by the written agreement of the parties hereto.


  3. Compensation. The Company agrees to pay the employee during the term of this Agreement an annual base salary as may be determined annually by the Board of Directors, provided however, that in no event shall the Board of Directors authorize or approve in any twelve month a period an increase in salary in excess of 20% over the Employee's existing annualized salary. The annual base salary for the first year of this Agreement is $85,000, subject to the provisions of Exhibit I to this Agreement. The Company further agrees that at no time during the term of this Agreement shall the annual base salary of the Employee be decreased unless the Employee otherwise agrees in writing. Participation in discretionary bonuses, retirement plans, other employee benefit plans, and in fringe benefits shall not reduce the salary payable to the Employee under this section. Salary shall be payable to the Employee not less frequently than monthly.


  4. Termination of Employment.


  (a) The Employee's employment hereunder may be terminated at any time by mutual agreement of the parties.


  (b) Subject to the terms of Paragraph 5 of this Agreement, which terms shall survive the death or incapacity of the Employee, this Agreement shall automatically terminate upon:


      (1) the Employee's death; or


      (2) the Employee's incapacity. "Incapacity" as used herein shall mean mental or physical disability, or both, reasonably determined by the Company based upon a certification of such incapacity by, in the discretion of the Company, either Employee's regular attending physician or a duly licensed physician selected by the Company, rendering Employee unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least 120 consecutive days without substantial improvement. The Employee shall be deemed to have "become incapacitated" on the date the Company has determined that the Employee is incapacitated and so notifies the Employee.


      (c) Employee's employment may be terminated by the Company "with cause" effective upon delivery of written notice to Employee given at any time (without any necessity for prior notice) upon the occurrence of any of the following enumerated events: (i) a felony criminal conviction; (ii) any other criminal conviction involving the Employee's lack of honesty or moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of gross negligence or wilful misconduct which have a material adverse effect on the Company. In the event of a dispute between the parties hereto as to whether or not the Employee has committed an act of gross negligence or wilful misconduct having a material adverse effect on the Company, the parties hereby agree to submit such dispute to arbitration. The parties hereto shall appoint three arbitrators who are mutually agreeable to both the Employee and the Company. The dispute shall be conducted under the terms of the Uniform Arbitration Act, 15 Okla. Stat. ss. 802, et. seq.; or (v) material breach of any provision of this Agreement which the Employee fails to cure (if curable) or remedy such action or event within 15 days after receipt of such notice from the Company or, in the event such act or event shall be of a nature that cannot be completely cured or remedied within such 15 day period, which the Employee fails to have diligently and in good faith commenced curing or remedying the same within such 15 day period.


  5. Payments and Benefits Upon Termination Under Section 4(a) or 4(b)(2):


  5.1 Upon termination under Section 4(a), the Company shall be obligated to:

      (a) Compensate the Employee for any base salary accrued prior to the date of termination under the terms of this Agreement, and any unpaid out-of-pocket expenses incurred by the Employee prior to the date of termination which are reimbursable hereunder; and

      (b) Until the end of the Primary Term of this Agreement, provide the benefits to Employee described in Section 11 (a) hereof (except as provided by law); and

      (c) Pay to the Employee a sum of money equal to 100% of the Employee's base annual salary for a 12 month period, at the base annual salary level existing at the date of termination; and

      (d) 100% of all stock options granted to the Employee shall fully vest immediately.


  5.2 Upon termination under Section 4(b)(2), the Company shall be obligated to:

      (a) Compensate the Employee for any base salary accrued prior to the date of termination under the terms of this Agreement, and any unpaid out-of-pocket expenses incurred by the Employee prior to the date of termination which are reimbursable hereunder; and

      (b) Until the end of the Primary Term of this Agreement, provide the benefits to Employee described in Section 11 (a) hereof (except as provided by law); and

      (c) Pay to the Employee a sum of money equal to 100% of the Employee's base annual salary for a 24 month period, at the base annual salary level existing at the date of termination; and

      (d) 100% of all stock options granted to the Employee shall fully vest immediately.


  6. Payments and Benefits Upon Termination Under Section 4(b)(1): Upon termination under Section 4(b)(1) of this Agreement, death of the Employee, the Company shall be obligated to:

      (a) Compensate the estate of the Employee for any base salary accrued prior to the date of termination under the terms of this Agreement, and any unpaid out-of-pocket expenses incurred by the Employee prior to the date of the Employee's death which are reimbursable hereunder; and

      (b) Pay to the estate of the Employee a sum of money equal to six (6) months salary, at the then existing monthly salary being received by the Employee at the date of the Employee's death,

      (c) 100% of all stock options granted to the Employee shall fully vest immediately.


  7. Payments and Benefits Upon Termination Under Section 4(c): Upon termination under Section 4(c) of this Agreement, the Company shall neither be obligated to compensate the Employee, his estate or representatives except for any base salary accrued prior to the date of termination and any unpaid out-of-pocket expenses incurred by the Employee prior to the date of termination which are reimbursable pursuant to the terms of this Agreement, nor provide the benefits to the Employee described in Section 11 hereof (except as required by law) and the Company shall have no further obligation to the Employee.


  8. Discretionary Bonuses. The Employee shall be entitled to participate in bonuses as may be determined and authorized by the Board of Directors.


  9. Attention to Company Affairs. The Employee shall devote substantially all of his efforts to the Company's affairs. Nothing herein, however, shall be construed so as to prohibit the Employee from involvement in other businesses so long as such activities do not affect the Employee's obligation to devote substantially all of his time to the Company, and do not involve any assistance to or employment with any competitor of the Company.


  10. This Section Not Used


  11. Benefits. The Employee shall be entitled to receive during the term hereof, the following benefits:

  (a) Existing medical, hospital, dental, life insurance, or other fringe benefits at the Company's expense as approved by the Board of Directors. The Employee has elected to provide certain other benefits at his own expense and elected to have a monthly payment of $560 made on his behalf by the Company in lieu of these benefits. This payment in lieu of benefits shall be deemed acceptable and continued throughout the term of this agreement.

  (b) The Employee shall also be entitled to participate in any pension or retirement plan or any other benefits afforded by the Company to its employees, if and to the extent that the Employee is eligible to participate in accordance with the provisions of any such plan.

  (c) The Employee shall also be entitled to reasonable use of Company in-house legal counsel for representation in personal legal matters without obligation to compensate the Company for such representation. Such legal representation shall not be available to the Employee in any actions between the Employee and the Company.

  (d) The Employee shall be entitled to continue using a defined area of the Company's warehouse for storage of personal items. The defined area shall include that area currently enclosed in the southwest corner of the Company's existing warehouse. The defined area shall be available for use of the Employee without charge.


  12. Automobile. The Company recognizes that it is necessary for the performance of his duties that the Employee be provided with an automobile appropriate to his position, and therefore agrees to provide such automobile, as well as pay or reimburse any sums necessary for the maintenance, operation, repair and insurance for such automobile and to replace the same from time to time. The Employee shall be required to submit appropriate receipts to substantiate any such sums to be reimbursed.


  13. Expenses. The Company shall promptly reimburse the Employee for all ordinary and necessary business expanses, including but not limited to travel and entertainment expenses incurred in connection with the performance of this duties hereunder. The Employee shall submit appropriate receipts to substantiate any such expenses.


  14. Vacations. The Employee shall be entitled to an annual paid vacation of five (5) weeks during the period from the date of this Agreement through June 1998 and during each successive twelve (12) month period during which this Agreement is in affect. The timing of said paid vacations shall be scheduled in a reasonable manner by the Employee consistent with the operation of the Company's business. Because of the demands on the Employee, the Employee may not be able to take all of the vacation time he is entitled to under this section. In the event, the Employee shall, at his option, be entitled to accumulate unused paid vacation time from one twelve (12) month period to the next, or receive additional compensation of such unused paid vacation time at the then existing base salary upon the termination of the one year term during which the paid vacation time was earned but not taken. Such option shall be exercised by the Employee in writing and delivered to the Board of Directors.


  15. Insurance. The Company shall have the right to purchase, increase, modify or terminate insurance policies on the life of the Employee for the Company's benefit, in such amounts as it may, in its sole discretion, determine are appropriate. The Employee shall, at such time or times and at such place or places as the Company may reasonable direct, submit to such physical examinations and execute and deliver such documents as the Company may deem necessary or desirable in connection therewith.


  16. Severance Pay. In the event that the Employee's employment under this Agreement is terminated by the Company, other than termination by mutual agreement of the parties, termination for cause, death of the Employee or incapacity, or in the event the Employee resigns due to a breach of this Agreement by the Company, then; 100% of all stock options of the Employee shall fully vest immediately; and the Employee shall receive as severance pay an amount equal to the sum of 24 months' salary, calculated using the monthly gross salary then being received by the Employee at the date of termination.


  17. Non Competition. The Employee will not, directly or indirectly, throughout the term hereof or for a period of two (2) years after termination of his employment, own, manage, operate, join, control or participate in or be connected with as an officer, director, employee, partner, stockholder or otherwise, any business entity similar to or which competes, directly or indirectly, with the Company as of the time of such termination. If the Employee's employment is terminated by the Company for reasons other than those described in Section 4, and Employee does not receive severance pay as provided in Section 16 hereof, this Section is not applicable.


  18. Contracts. The Employee acknowledges that any contractual relationships entered into by the Employee in connection with the operation of the Company will be on behalf of and for the sole benefit of the Company. The Employee further acknowledges his responsibility, as an officer and director, to promptly notify the Company of any and all potential business opportunities which could be considered potential business opportunities of the Company.


  19. Stock Ownership. Nothing in this Agreement is intended, nor shall it be construed, to prevent the Employee, during the term hereof, from investing in the stock or other securities listed on a national securities exchange or actively traded on the over-the-counter market of any corporation which is at the time engaged wholly or partly in any business which is in competition with the Company or its subsidiaries (or any successor to the business of the Company or its subsidiaries); provided that the Employee and his immediate family members shall not, directly or indirectly, hold, beneficially or otherwise, in the aggregate, more than five (5%) percent of the outstanding voting stock of any such corporation.


  20. Notices. All notices, requests, demands, payments or other communications under this Agreement shall be in writing and addressed as follows:

                  (a)      If to the Company:

                           Avalon Community Services, Inc.
                           Board of Directors
                           13401 Railway Drive
                           Oklahoma City, OK 73114

                  (b)      If to the Employee:

                           Donald E. Smith
                           6012 Morning Dove Lane
                           Edmond, OK 73003

Any such notice, request, demand or other communication shall be affective as of the date on which such notice is mailed by United States, Mail, certified mail, return receipt requested, with postage prepaid thereon, or if sent by any other means as of the date of actual delivery thereof. Each party may change such notice address by written notice as provided herein.


  21. Assignment. The Company's rights and obligations hereunder shall inure to its benefit and shall be binding upon any successor of the Company or to its business. Neither the Agreement nor any of the Employee's rights or obligations hereunder shall be transferable or assignable by the Employee.


  22. Amendments or Additions. No amendment or addition to this Agreement shall be binding unless in writing and signed by both parties.


  23. Attorney's Fees and Costs. If either party should retain counsel for the purposes of enforcing or preventing the breach of any provision of this Agreement or for any other judicial remedy relating to it, then the prevailing party shall be entitled to reimbursement by the losing party for all costs, expenses and witness fees so incurred by the prevailing party including, but not limited to, reasonable attorney's fees and costs.


  24. Indemnity. The Company shall indemnify the Employee and hold him harmless from all acts or decisions made by him in good faith in connection with all services performed for and on behalf of the Company. The Company shall also use its best efforts to obtain coverage for him under any insurance policy now in force or hereinafter obtained during the term of this Agreement covering officers and directors of the Company against lawsuits. The Company shall pay all expenses, including attorney's fees actually and necessarily incurred by the Employee in connection with the defense of any such actions, suits or proceedings and in connection with any related appeal and/or settlement.


  25. Severability. The provisions of this Agreement shall be severable and the invalidity or unenforceability of the other provisions herein.


  26. Governing Law. This Agreement shall be governed by and construed in accordance with the applicable laws and statutes of the State of Oklahoma.


  27. Entire Agreement. This Agreement embodies the entire understanding and commitment of the Parties.


  28. Confidentiality. Employee acknowledges that because of his experience, knowledge and expertise and because of his duties and position of trust under this Agreement, he will be able to develop the trust, confidence and good will of, and close relationships with, the customers of the Company and will become familiar with the trade secrets and other confidential information of the Company ("Confidential Information") which are valuable assets and property rights of the Company. Employee therefore agrees that he will not, during the term of this Agreement or at any time thereafter, either directly or indirectly, disclose to any person, firm or corporation such trade secrets or other Confidential Information. Employee agrees to retain all such trade secrets and other Confidential Information in a fiduciary capacity for the sole benefit of the Company, its successors and assigns. Upon termination of his employment by the Company or at any time that the Company may so request, Employee will surrender to the Company all records, papers, notes, reports and other documents (and all copies thereof), whether on paper or contained in computers, relating to the business of the Company, which he may then possess or have under his control. A matter shall no longer be deemed a trade secret or confidential when it becomes publicly known through no fault of the Employee.


  29. Non-Solicitation. Employee will not, directly or indirectly, solicit the employment of any employee of the Company or a person who was an employee of the Company at any time during the one year period prior to solicitation or induce or influence any employee, customer, client or supplier of the Company who at the time has a business relationship with the Company to discontinue or reduce such relationship with the Company.


  30.   Counterparts.   This   Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall constitute one in the same instrument and any Party hereto may execute this Agreement by signing any such counterpart.


  IN WITNESS WHEREOF, the Parties have duly executed the Agreement in duplicate original as of the day and year above first written.


                                                  AVALON COMMUNITY SERVICES INC.

ATTEST:
                                                  \Jerry S. Sunderland
                                                  -----------------------------
                                                  BY: Jerry S. Sunderland
                                                  Its:  President

                                                  \Donald E. Smith
                                                  -----------------------------
                                                  Donald E. Smith




                                    EXHIBIT I




  The Employee's compensation as defined in Section 3 of this agreement shall remain at the current level of $60,000 per year until such time as the earlier of the following occurs:

1.  Emerald Square Assisted Living Center is sold.

2. The overall cash flow of Avalon, combined with the cash flow of Emerald Square Assisted Living Center is at a break even or positive cash flow for a period of three months.




                                                  AVALON COMMUNITY SERVICES INC.


ATTEST:

                                                  \Jerry S. Sunderland
                                                  -----------------------------
                                                  BY: Jerry S. Sunderland
                                                  Its:  President

                                                  \Donald E. Smith
                                                  -----------------------------
                                                  Donald E. Smith